Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is made as of the 7th day of June, 2005, by and between Slavie Federal Savings Bank, a capital stock savings bank chartered by the United States (“Employer”) and Sophie T. Wittelsberger, a resident of the State of Maryland (the “Employee”).

WHEREAS, the parties hereto entered into an Employment Agreement (the “Agreement”) dated as of December 30, 2004;

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and only as set forth herein; and

WHEREAS, it is the intention of the parties that the Agreement shall remain in full force and effect except as amended hereby;

NOW, THEREFORE, in consideration of the mutual benefits to be derived herewith, the parties agree as follows:

1. All terms and words in this First Amendment shall have the same meaning herein as in the Agreement.

2. Section 2.1 deleted in its entirety and replaced by the following:

Term. The Employee is employed as a Vice President and Chief Financial Officer of the Bank, and, subject to the direction of the Chief Executive Officer, must perform and discharge well and faithfully the duties that may be assigned to her from time-to-time by the Employer in connection with the conduct of its business. The duties and responsibility of the Employee are set forth in Exhibit A attached hereto.

3. Exhibit A is deleted in its entirety and replaced by Exhibit A attached hereto.

4. All other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Employer and Employee have executed and delivered this Agreement as of the date first shown above.

Employer

Witness:	Slavie Federal Savings Bank

/s/ Nadine Horton	/s/ Charles E. Wagner, Jr.
Nadine Horton	Charles E. Wagner, Jr.
Senior Vice President and Secretary

Employee

Witness:

/s/ Nadine Horton	/s/ Sophie T. Wittelsberger
Nadine Horton	Sophie T. Wittelsberger

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Exhibit A

SLAVIE FEDERAL SAVINGS BANK

JOB DESCRIPTION

JOB TITLE:	VICE-PRESIDENT/CHIEF FINANCIAL OFFICER
FSLA:	EXEMPT
REPORTS TO:	PRESIDENT

SUMMARY:

Provide direction and oversight to auditing, recordkeeping and accounting activities of the Bank.

Provide administration to oversee the compliance of laws and regulations.

Provide support and make recommendations to the Chief Executive Officer of the Bank in the areas of leadership, direction, development and implementation of financial institution policies and procedures and operational changes as needed.

Manage, monitor, and control operation of the Bank’s technology and information resources.

Administer and manage the Bank’s Community Reinvestment Act (CRA) program to ascertain how the Bank is responding to the credit needs of low and moderate income individuals its lending area.

Develop and administer the Bank’s Protection Act program, to assure the safety and security of the Bank’s employees, customers, assets and property.

ESSENTIAL DUTIES AND RESPONSIBILITIES: The primary duty and responsibility of this position is quality service to the Bank’s customers. Specific duties are listed below. Other duties may be assigned.

Direct and oversee the financial functions of the Bank. Present monthly and quarterly financial reports to the Board of Directors. Serve as trustee of the institution’s pension plan. Develop and implement the Bank’s fiscal plans and policies, including the preparation of the budget and profit forecasts. Prepare quarterly and annual SEC regulatory reports. Direct and supervise the development, production, promotion and sale of the Bank’s products and services. Participate on the Asset/Liability Committee to assist in determining deposit and loan rates. Participate on the Investment Committee to assist in rendering investment decisions. Provide direction for planning model runs; review and approve office property improvement requests; assist in analyzing new branch site locations and closing of existing branches; assist with lease negotiation and major purchasing decisions.

Develop, administer and monitor policies and procedures to ensure the Bank’s compliance with laws, regulations and rules governing operations and product offerings. Schedule compliance audits and report results to the Board of Directors. Research federal and state banking laws and regulations and provide department heads with updated information on any compliance changes that affect them.

Manage the evaluation, implementation and support activities for the Bank’s internal and external automated information processing systems and services, including software, hardware, telecommunication systems and related equipment. Maintain and optimize the Bank’s Local

Area Network (LAN). Serve as liaison between the Service Bureau (data processing center) and the Bank to ensure efficient operation and minimal downtime. Maintain and manage relationships with other external vendors, such as the telephone and the interconnect companies. Maintain and manage routine backup procedures and tape libraries. Coordinate and recommend hardware and software upgrades, negotiate contracts and analyze the costs for technology, communication and information systems, acquire and implement approved upgrades in response to changing business conditions. Develop, monitor and maintain the Bank’s Information Security program and report any violations to the Board of Directors.

Develop, revise, and submit a CRA Statement to the Board of Directors and ensure that it is available to the public upon request. Monitor the Bank’s CRA performance by ensuring that CRA efforts are accomplished and recommend ways to improve the Bank’s position in the community to the Board of Directors. Establish and maintain a CRA program to ensure that the Bank performs well under the assessment factors in the regulations. Coordinate and report on CRA program to the Board of Directors and federal regulators. Initiate CRA activities with non-profit groups, businesses and government officials. Conduct periodic employee training to ensure bank compliance with CRA policies and regulations.

Administer the Bank’s Protection program. Train and indoctrinate bank employees as required under the Bank Protection Act and the Bank Secrecy Act to discuss their responsibilities under the security program. Serve as liaison with local, federal and criminal justice agencies. Conduct interviews and investigate all internal and external fraud complaints. Evaluate and recommend security systems and equipment.

SUPERVISORY RESPONSIBILITY:

Serve as chief auditor and administrator of the Accounting department. Provide general direction, supervision, and evaluation of subordinates in this area.

Provide direct guidance on personnel activities which affect Accounting, including salary administration, incentives, performance objectives, and compliance with established policies to ensure solid team efforts toward the attainment of department, bank, and corporation goals.

Carry out supervisory responsibilities in accordance with the organization’s policies and applicable laws. Responsibilities include interviewing, hiring, and training employees; planning, assigning, and directing work; appraising performance; rewarding and disciplining employees; and addressing complaints and resolving problems.

CRA REQUIREMENT:

Expected to understand the bank’s obligations under the Community Reinvestment Act and how to fulfill them. Expected to cooperate with and support the bank’s CRA program. Will be held accountable for any lack of cooperation that weakens the bank’s CRA performance, as reflected in internal audits, agency examinations, and/or community projects.

PRODUCT AND KNOWLEDGE REQUIREMENT:

Should know and understand the products and services that are provided by Slavie Federal Savings Bank and give quality service at all times to the Bank’s customers.

QUALIFICATION REQUIREMENTS:

To perform this job successfully, an individual must be able to perform each essential duty satisfactorily. The requirements listed below are representative of the knowledge, skill, and/or ability required. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

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EDUCATION AND/OR EXPERIENCE:

•	College graduate and graduate of recognized graduate banking school or equivalent; or minimum of ten years experience in Financial Institution operating procedures, including statistical and technical operations.

LANGUAGE SKILLS:

•	Ability to read, analyze, and interpret common technical journals, financial reports, and legal documents. Ability to respond to common inquiries or complaints from customers, regulatory agencies, or members of the community. A high level of interpersonal skills to effectively communicate policies, procedures, staff objectives, and information to top management, public groups, and/or boards of directors.

ANALYTICAL SKILLS:

•	A high level of analytical, mathematical and reasoning skills to assess and evaluate the operation of subordinate areas of responsibility, participate in establishing bank-wide financial goals, and draft operational reports to the board.

PHYSICAL DEMANDS:

Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

WORK ENVIRONMENT:

Good. There is little discomfort from noise, heat, dust, or other adverse factors.

PERFORMANCE EXPECTATIONS:

ORGANIZATIONAL EXPECTATIONS:

•	Understands that the position exists to ultimately serve the customer either directly or indirectly through assisting front-line personnel to answer customer inquiries quickly.

•	Practices a high degree of professionalism and sets an example for others to follow.

•	Demonstrates commitment to and understanding of continuous quality improvement. Uses creativity and initiative to recommend quality enhancements when relevant and appropriate.

•	Has satisfactory attendance within policy guidelines and is punctual.

•	Manages time effectively. Completes assigned duties within required deadlines.

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FINANCIAL EXPECTATIONS:

•	Makes recommendations to the Board of Directors concerning budgetary needs of the bank.

•	Within parameters of job, uses good judgment related to Bank income opportunities and expense control.

•	Is financially responsible.

RELATIONSHIP EXPECTATIONS:

•	Conducts in-bank and public relationships in a manner that enhances the image and marketing efforts of the Bank.

•	Participates in community organizations, activities, and projects.

•	Contributes to an overall team effort by being an effective team player.

This job description is not intended to be and should not be construed as an all-inclusive list of the responsibilities, skills, or working conditions associated with the position. While this job description is intended to accurately reflect the position’s activities and requirements, management reserves the right to modify, add, or remove duties and assign other duties as necessary.

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